Exhibit 10.1
SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between comScore, Inc., a Delaware corporation (the “Company”), and Carol DiBattiste (“Executive”). The Company and Executive are each referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Executive and the Company are parties to that certain Change of Control and Severance Agreement effective as of February 21, 2019 (the “Severance Agreement”);
WHEREAS, Executive’s employment with the Company will end on May 31, 2020 (the “Separation Date”);
WHEREAS, subject to the terms of this Agreement, the Parties wish for Executive to be eligible to receive certain severance payments and other benefits, which payments and benefits are conditioned upon Executive’s satisfaction of the terms of this Agreement; and
WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company or any of the other Released Parties (as defined below), including any claims that Executive may have arising out of Executive’s employment or the end of such employment (except that nothing within this Agreement shall prohibit Executive from seeking enforcement of the terms of this Agreement).
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:
1.Separation from Employment; Deemed Resignations. The Parties acknowledge and agree that Executive’s employment with the Company will end on the Separation Date and, as of the Separation Date, Executive will not have any further employment relationship with the Company or any other Released Party. The Parties further acknowledge and agree that, as of the Separation Date or such later date required by applicable law or governing documents, Executive will be deemed to have resigned (to the extent Executive held any such position): (a) as an officer of the Company and each of its affiliates, and (b) as applicable, from the board of managers, board of directors or similar governing body of each of the Company, any of its affiliates and any other corporation, limited liability company, or any other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive serves as the designee or other representative of the Company or any of its affiliates. Executive agrees to (i) reasonably cooperate with the Company to effectuate the resignations described in the preceding sentence and (ii) complete any other actions the Company or its affiliates may reasonably require to effect such resignation.
2.Separation Payment and Benefits.
(a)Provided that Executive: (i) executes this Agreement and returns a signed copy of this Agreement to the Company, care of Sara Dunn at 11950 Democracy Drive, Suite 600,

Reston, Virginia 20190 (e-mail: sdunn@comscore.com) so that it is received by the Company no later than the close of business on May 13, 2020, (ii) honors each of Executive’s commitments set forth herein, and (iii) timely signs and returns the Confirming Release (as defined below), as described in Section 7 below (and does not exercise her revocation right, as described in the Confirming Release), then:
(i)The Company shall provide Executive with severance payments totaling $693,000, (the “Severance Payments”), which Severance Payments, less applicable tax withholdings, shall be paid in the following installments: (A) $231,000 on November 30, 2020; (B) $173,250 on December 31, 2020; (C) $173,250 on April 1, 2021; and (D) $115,500 on May 31, 2021.
(ii)The Company shall pay Executive a lump sum cash amount equal to (A) the full-year short-term incentive award that Executive would have earned had Executive remained employed by the Company through the end of the 2020 calendar year based on the degree of satisfaction of the applicable performance objectives, as determined in good faith by the Committee (as defined in the Severance Agreement) (except that any individual subjective performance objectives will be deemed achieved at the target level), multiplied by (B) a fraction, the numerator of which is 152 and the denominator of which is 366 (the “2020 Bonus”), which 2020 Bonus, if any, shall be paid, less applicable tax withholdings, at the time the Company pays short-term incentive awards to senior executives of the Company for the 2020 calendar year, but in no event later than March 15, 2021.
(iii)During the portion, if any, of the 12-month period following the Separation Date (the “Reimbursement Period”) that Executive elects to continue coverage for Executive and Executive’s eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Executive for the amount Executive pays to effect and continue such coverage (the “COBRA Reimbursements”), which COBRA Reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Executive acknowledges and agrees that the election of continuation coverage pursuant to COBRA and providing any premiums due to the Company with respect to such continuation coverage will remain Executive’s sole responsibility. Notwithstanding the foregoing, should the Company determine in its sole discretion that it cannot provide the COBRA Reimbursements without potentially violating applicable law (including Section 2716 of the Public Health Service Act), the Company will, in lieu of the COBRA Reimbursements, provide to Executive a taxable monthly payment for the Reimbursement Period in an amount equal to the monthly COBRA premium Executive would be required to pay to continue her group health coverage in effect on the Separation Date, which amount will be based on the premium for the first month of COBRA coverage and which payments will be made regardless of whether Executive elects COBRA continuation coverage.

(iv)Executive’s restricted stock units that are not subject to the attainment of performance goals and which are outstanding and unvested as of the Separation Date (the “Unvested RSUs,” which the Parties agree consist solely of 8,251 restricted stock units originally granted on September 7, 2018 and 11,379 restricted stock units originally granted on June 5, 2018) shall remain outstanding following the Separation Date and shall become fully vested only upon (and effective as of the date of) the occurrence of a Qualifying Change of Control (as defined below); provided, however, that no such vesting shall occur if a Qualifying Change of Control does not occur on or before August 31, 2020 (the “Outside Date”) and, if a Qualifying Change of Control does not occur on or before the Outside Date, then all of the Unvested RSUs shall be forfeited for no consideration on such date. Any Unvested RSUs that become vested pursuant to the preceding sentence shall be settled on the date of the occurrence of the Qualifying Change of Control and otherwise in accordance with the terms of the applicable award agreement, the comScore, Inc. 2018 Equity and Incentive Compensation Plan (the “Equity Plan”), and any agreement pursuant to which the Qualifying Change of Control is consummated. For the avoidance of doubt, the Unvested RSUs shall not become vested based upon the passage of time or the occurrence of any event (including, without limitation, Executive’s death or disability) other than the occurrence of a Qualifying Change of Control on or before the Outside Date. As used herein, the term “Qualifying Change of Control” means a Change of Control as defined in section 6(b) of the Severance Agreement; provided, however, that the occurrence of an event described in section 6(b)(ii) of the Severance Agreement shall not be considered a Qualifying Change of Control as such term is used herein.
(v)On the Separation Date, 3,222 of the performance-based restricted stock units originally granted to Executive by the Company on September 7, 2018 shall be forfeited for no consideration, and 13,280 of such performance-based restricted stock units shall remain outstanding following the Separation Date (such performance-based restricted stock units that remain outstanding being the “Retained PRSUs”). The Retained PRSUs shall become earned, vested and payable only upon (and effective as of the date of) the occurrence of a Qualifying Change of Control; provided, however, that no such vesting shall occur if a Qualifying Change of Control does not occur on or before the Outside Date and, if a Qualifying Change of Control does not occur on or before the Outside Date, then all of the Retained PRSUs shall be forfeited for no consideration on such date. The percentage of the Retained PRSUs that become earned, vested and payable upon the occurrence of a Qualifying Change of Control on or before the Outside Date shall equal the greater of (A) 100%, (B) the actual percentage achievement of the performance goals set forth in the Statement of Performance Goals attached to the applicable award agreement, determined as of the date of the Qualifying Change of Control, and (C) the percentage level of achievement provided for in any agreement pursuant to which the Qualifying Change of Control is consummated that applies to senior executives of the Company who hold awards similar to the Retained PRSUs. Any Retained PRSUs that become earned and vested pursuant to the preceding provisions of this subparagraph shall be settled on the date of the occurrence of the Qualifying Change of Control and otherwise in accordance with the terms of the applicable award agreement, the Equity

Plan, and any agreement pursuant to which the Qualifying Change of Control is consummated. For the avoidance of doubt, the Retained PRSUs shall not become earned or vested based upon the passage of time or the occurrence of any event (including, without limitation, Executive’s death or disability) other than the occurrence of a Qualifying Change of Control on or before the Outside Date.
(b)Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that this Agreement and any payments and benefits described herein are subject to the terms and conditions of the Company’s clawback policy as may be in effect from time to time, including to implement Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the common stock of the Company may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
3.Satisfaction of All Leaves and Payment Amounts. In entering into this Agreement, Executive expressly acknowledges and agrees that, with the exception of any base salary earned by Executive in the pay period in which she signs this Agreement (if such base salary has not been paid as of the time that Executive executes this Agreement) and any: (i) base salary to which Executive may be entitled as a result of services performed between the date she signs this Agreement and the Separation Date, and (ii) those sums to which Executive may be entitled following the date that Executive signs this Agreement pursuant to Section 2, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that Executive has been owed by the Company and each other Released Party. Executive further acknowledges and agrees that Executive has received or has waived all leaves (paid and unpaid) that Executive has been entitled to receive from each Released Party.
4.Release of Liability for Claims.
(a)For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Released Party, the termination of such employment, ownership of equity in the Company and any other acts or omissions related to any matter on or prior to the time that Executive executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-

retaliation law, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) the Securities Act of 1933; (I) the Securities Exchange Act of 1934; (J) the Investment Advisers Act of 1940; (K) the Investment Company Act of 1940; (L) the Private Securities Litigation Reform Act of 1995; (M) the Sarbanes-Oxley Act of 2002; (N) the Wall Street Reform and Consumer Protection Act of 2010; (O) the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, the Virginia Minimum Wage Act, the Virginia Payment of Wage Law, the Virginia Right to Work Law; (P) any applicable state employment and securities laws; (Q) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (R) any public policy, contract, tort, or common law claim or claim for defamation, emotional distress, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits, or claims Executive may have under any employment contract (including the Severance Agreement), incentive or compensation plan or agreement (including the Equity Plan and the award agreements thereunder) or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive hereunder, any and all potential claims of this nature that Executive may have against any of the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b)In no event shall the Released Claims include (i) any claim that arises after Executive signs this Agreement (including any claim to the payments or benefits referenced in Section 2), (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA, (iii) any claim to indemnification under that certain Indemnification Agreement by and between the Company and Executive dated September 29, 2017 (the “Indemnification Agreement”) that arises after Executive signs this Agreement or (iv) any claim to settlement of the previously vested equity awards set forth on Exhibit A. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”), Securities and Exchange Commission (“SEC”) or other governmental agency (collectively, “Governmental Agencies”) or participating in any investigation or proceeding conducted by the EEOC, SEC or other Governmental Agency or cooperating with such an agency or providing documents or other information to a Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover from the Released Parties any monetary or personal relief from a Released Party as a result of a Governmental Agency proceeding or subsequent legal actions. Notwithstanding the foregoing, nothing in this Agreement limits Executive’s right to receive an award for information provided to a Governmental Agency.
5.Representation About Claims. Executive represents and warrants that as of the date on which Executive signs this Agreement, Executive has not filed any claims, complaints, charges, or lawsuits against any of the Released Parties with any Governmental Agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive further represents and warrants that Executive has made no assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Released Parties with respect to any Released Claim.
6.Executive’s Acknowledgments. By executing and delivering this Agreement, Executive expressly acknowledges that:
(a)Executive has carefully read this Agreement and has had sufficient time to consider it;
(b)Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;
(c)Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and Executive has had an adequate opportunity to do so prior to executing this Agreement;
(d)Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those contained herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and Executive understands and agrees to each of the terms of this Agreement; and
(e)No Released Party has provided any tax or legal advice regarding this Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
7.Reaffirmation of Release. On the Separation Date or within 21 days thereafter, Executive shall execute the Release Agreement that is attached as Exhibit B (the “Confirming Release”), and return her executed Confirming Release to the Company pursuant to the Notice provision set forth in Section 19 below, so that it is received by Company no later than 21 days after the Separation Date. Executive acknowledges and agrees that this provides sufficient time to consider the Confirming Release. Executive further acknowledges and agrees that, as a condition of receiving the compensation and benefits described in Section 2, she is required to timely execute and return the Confirming Release and not exercise her revocation right as described therein.

8.Return of Property. Executive warrants that, within five (5) days following the Separation Date, Executive will have returned to the Company all property belonging to the Company or any other Released Party, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any other Released Party in the course of Executive’s employment, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form.
9.Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the Commonwealth of Virginia without reference to the principles of conflicts of law thereof.
10.Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be subject to the arbitration and dispute resolution provisions set forth in Section 11 of that certain At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, effective as of January 12, 2017 (the “NDA”). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
11.Counterparts. This Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
12.Amendment; Entire Agreement. Subject to Section 14 below, this Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement, the Indemnification Agreement, and the NDA constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Released Party with regard to the subject matter hereof. For the avoidance of doubt, Executive acknowledges and agrees that the Company’s provision of the consideration set forth in Section 2 above will fully and finally satisfy any and all rights that Executive ever could have pursuant to the Severance Agreement, and Executive shall not be entitled to any payments pursuant to the Severance Agreement in addition to the payments described in Section 2 above.
13.Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Released Party that is not a signatory to this Agreement shall be a third-party beneficiary of Executive’s releases, representations, and covenants herein and shall be entitled to enforce such releases, representations, and covenants as if a party hereto.
14.Severability and Modification. Any term or provision of this Agreement (or parts thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

15.Withholding of Taxes and Other Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required by any law or governmental regulation or ruling.
16.Continued Effectiveness of Restrictive Covenants.
(a)Executive acknowledges and agrees that Executive is subject to continuing obligations pursuant to the NDA (the “Restrictive Covenants”), including obligations with respect to non-disclosure, non-competition, and non-solicitation. Executive expressly recognizes the enforceability and continuing effectiveness of those covenants within the NDA, and promises to abide by such covenants following the date Executive enters into this Agreement.
(b)Notwithstanding the foregoing, nothing in this Agreement or the Restrictive Covenants shall prohibit or restrict the Executive from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency (including the SEC) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Executive from any Governmental Agency; (iii) testifying, participating or otherwise assisting in an action or proceeding by any Governmental Agency relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Agreement or the Restrictive Covenants requires Executive to obtain prior authorization from the Company before engaging in any conduct described in the previous sentence, or to notify the Company or any other Released Party that Executive has engaged in any such conduct. Further, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret Law for the disclosure of a trade secret that: (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement or the Restrictive Covenants requires Executive to obtain prior authorization from the Company before engaging in any conduct described in the previous sentence, or to notify the Company or any other Release Party that Executive has engaged in any such conduct.
(c)Nothing in this Agreement or the Restrictive Covenants shall be interpreted or applied in a manner to prevent or restrict Executive from practicing law, as it is the intent of the Restrictive Covenants to create certain limitations on Executive’s business activities only, and not to create limitations that would restrict Executive from practicing law.  Executive acknowledges and agrees that, Executive shall be bound by all ethical and professional obligations (including those with respect to conflicts and confidentiality) that arise from Executive’s provision of legal services to, and acting as legal counsel for, the Company and, as applicable, the other Released Parties.
17.Section 409A.

(a)For purposes of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), each installment payment provided under this Agreement shall be treated as a separate payment. To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of Executive’s taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code of 1986 solely because such expenses are subject to a limit related to the period in which the arrangement is in effect.
(b)Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be considered deferred compensation under Section 409A, then such payment or benefit shall not be paid or otherwise provided unless Executive has incurred a “separation from service” within the meaning of Section 409A, and further, if any such payment or benefit would be subject to additional taxes and interest under Section 409A if Executive’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Executive’s death or (ii) the date that is six months after the Separation Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Executive (or Executive’s estate, if applicable) until the Section 409A Payment Date.
(c)Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
18.Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. All references herein to a statute, agreement, instrument or other document shall be deemed to refer to such statute, agreement, instrument or other document as amended, supplemented, modified and restated from time to time. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement (including all Exhibits hereto) and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
19.Notices. All notices and other communications under this Agreement must be in writing and must be given by personal delivery, email transmission, or certified or registered mail with return receipt requested, when sent to the respective persons below:
If to the Company:  comScore, Inc.Attention: Sara Dunn
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
E-mail: sdunn@comscore.com

If to Executive: Carol DiBattiste
[address on file]

Any Party may change such Party’s address for notice by notice duly given pursuant to this Section 19.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

CAROL DIBATTISTE

/s/ Carol A. DiBattiste
Date: May 7, 2020

COMSCORE, INC.

/s/ Sara Dunn
By:
Name: Sara Dunn
Title: Chief People Officer
Date: May 7, 2020 ___________________________________________

Signature Page to
Separation Agreement

EXHIBIT A
Previously Vested Equity Awards

# of Vested Restricted Stock Units	Vesting Date	Date of Grant
1,638	March 1, 2020	September 7, 2018
12,377	March 1, 2020	September 7, 2018
8,251	March 1, 2020	September 7, 2018
11,379	January 30, 2020	June 5, 2018

Exhibit A

EXHIBIT B
CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 7 of the Separation and Release Agreement (the “Separation Agreement”), entered into by and between comScore, Inc., a Delaware corporation (the “Company”), and Carol DiBattiste (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:
1.Release of Claims.
(a)For good and valuable consideration, including the Company’s agreement to provide the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Confirming Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Confirming Released Party, the termination of such employment, ownership of equity in the Company and any other acts or omissions related to any matter on or prior to the time that Executive executes this Confirming Release, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) the Securities Act of 1933; (I) the Securities Exchange Act of 1934; (J) the Investment Advisers Act of 1940; (K) the Investment Company Act of 1940; (L) the Private Securities Litigation Reform Act of 1995; (M) the Sarbanes-Oxley Act of 2002; (N) the Wall Street Reform and Consumer Protection Act of 2010; (O) the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, the Virginia Minimum Wage Act, the Virginia Payment of Wage Law, the Virginia Right to Work Law; (P) any applicable state employment and securities
Exhibit B-1

laws; (Q) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (R) any public policy, contract, tort, or common law claim or claim for defamation, emotional distress, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Further Released Claim; (iii) any and all rights, benefits, or claims Executive may have under any employment contract (including the Severance Agreement), incentive or compensation plan or agreement or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in the Separation Agreement (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that any and all potential claims of this nature that Executive may have against any of the Confirming Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b)In no event shall the Further Released Claims include (i) any claim that arises after Executive signs this Confirming Release, (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA or (iii) any claim to indemnification under the Indemnification Agreement that arises after Executive signs this Confirming Release. Further notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with any Governmental Agencies or participating in any investigation or proceeding conducted by any Governmental Agency or cooperating with such an agency or providing documents or other information to a Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief from a Confirming Released Party as a result of such Governmental Agency proceeding or subsequent legal actions. Further notwithstanding this release of liability, nothing in this Confirming Release limits Executive’s right to receive an award for information provided to a Governmental Agency.
2.Representations and Warranties Regarding Claims. Executive hereby represents and warrants that, as of the date on which she signs this Confirming Release, she has not filed any claims, complaints, charges, or lawsuits against any of the Confirming Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Executive signs this Confirming Release. Executive hereby further represents and warrants that she has not made any assignment, sale, delivery, transfer, or conveyance of any rights Executive has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.
3.Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Executive acknowledges and agrees that, with the exception of any base salary earned by her in the pay period in which the Separation Date occurred (if such base salary has
2

not been paid as of the time that Executive executes this Confirming Release), and any sums to which she may be entitled following the date that she signs this Confirming Release pursuant to Section 2 of the Separation Agreement, she has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that she has been owed by each Confirming Released Party. Executive further acknowledges and agrees that she has received or has waived all leaves (paid and unpaid) that she has been entitled to receive from each Confirming Released Party.
4.Executive’s Acknowledgments. By executing and delivering this Confirming Release, Executive expressly acknowledges that:
(a)Executive has carefully read this Confirming Release and has had sufficient time (and at least 21 days) to consider it;
(b)Executive is receiving, pursuant to the Separation Agreement and her execution of this Confirming Release, consideration in addition to anything of value to which Executive is already entitled;
(c)Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and Executive has had an adequate opportunity to do so prior to executing this Confirming Release;
(d)Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those contained herein and in the Separation Agreement; and Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will, and Executive understands and agrees to each of the terms of this Confirming Release; and
(e)The only matters relied upon by Executive and causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement (and, to the extent referenced therein, the NDA).
5.Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Executive executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be received by the Company, care of Sara Dunn at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 (e-mail: sdunn@comscore.com) so that it is received by Ms. Dunn before 11:59 p.m. EST, on the last day of the Confirming Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Executive pursuant to Section 2 of the Separation Agreement, and the release of claims set forth in Section 1 of this Confirming Release shall be of no force or effect, and all remaining provisions of the Separation Agreement and this Confirming Release shall remain in full force and effect.
3

6.Return of Property. Executive represents and warrants that Executive has returned to the Company all property belonging to the Company or any other Released Party, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any other Released Party in the course of her employment, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form.
EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS THIS CONFIRMING RELEASE, AND SIGNS IT AS HER OWN FREE ACT.

_____________________________________________________
Carol DiBattiste

Date: ________________________________________________

4